EXHIBIT 15.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-219440, 333-223678 and 333-237186) on Form S-8 and the registration statements (Nos. 333-265958, 333-265958-01, 333-265958-02, 333-265958-03, 333-265958-04 and 333-265958-05) on Form F-3 of our report dated February 8, 2023, with respect to the consolidated financial statements of British American Tobacco p.l.c. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
London, United Kingdom
March 2, 2023

KPMG LLP, a UK limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.
Registered in England No OC301540
Registered office: 15 Canada Square, London, E14 5GL
For full details of our professional regulation please refer to
‘Regulatory Information’ under ‘About/About KPMG’ at www.kpmg.com/uk

Document Classification - KPMG Confidential